EXHIBIT 99.1
For information contact:
Wayne Pratt
Executive Vice President, Chief Financial Officer
Syntax-Brillian Corporation
+1.602.389.8797
wayne.pratt@syntaxbrillian.com
Syntax-Brillian Announces $20 Million Strategic Investment,
Three-way Alliance with TECO and Kolin
TEMPE, ARIZ., August 23, 2007 – Syntax-Brillian Corporation (Nasdaq: BRLC) announced today that it has raised approximately $20 million in a strategic financing with Taiwan-based TECO Electric & Machinery Co., Ltd.
The investment comprises 3,083,945 shares of common stock priced at $6.4852 per share. There were no warrants issued in connection with this strategic financing
In addition to the financing transaction, Syntax-Brillian, Taiwan Kolin Company Limited, and TECO have entered into a three-way alliance wherein Kolin will oversee the supply-chain management and product development platform of various TECO branded products for distribution in Taiwan as well as other regions of the world that all three companies agree to enter. TECO will also provide supply-chain financing of up to $100 million for the purchase of key components in support of Olevia ™ branded LCD TVs.
The investment and the associated off-balance–sheet supply-chain financial support provide capital to continue Syntax-Brillian’s growth, including expanding its manufacturing base and supporting the company’s efforts to continue elevating awareness of the Olevia™ brand among consumers worldwide.
About Syntax-Brillian Corporation
Syntax-Brillian Corporation (www.syntaxbrillian.com) is one of the world’s leading manufacturers and marketers of LCD and LCoS™ HDTVs and digital entertainment products. The company’s lead products include its Olevia™ brand (www.olevia.com) of widescreen HDTV-ready and HD-built-in LCD TVs — one of the fastest growing global TV brands — and its Gen II LCoS™ 720p and 1080p rear-projection HDTVs for the high-end video/audio market. Syntax-Brillian’s global supply chain, Asian operations and North American sales channels position the company as a market leader in consumer and high-end HDTV and digital entertainment products.
Brillian™, LCoS™, Olevia™ and Vivitar™ are trademarks or registered trademarks of Syntax-Brillian Corporation. All other trademarks are the property of their respective owners.
About TECO
Founded in 1956, TECO Electric and Machinery Co., Ltd. began as an industrial motor manufacturer. The company has successfully diversified into a conglomerate with worldwide business operations. TECO is a leading manufacturer of heavy electrical industrial brand, home appliances, telecommunications equipment, IT systems, electromechanical components, and commercial electronics. TECO also has holdings in medical information system, e-commerce, semiconductor, optronics, network, software, infrastructure, financial investment, food services, and distribution industries. TECO group has nearly 30 subsidiaries and affiliations across Asia, America and Europe, and more than 10,000 employees worldwide. TECO is dedicated to long-term development, creating new competitive advantages, enhancing service quality, developing top-flight personnel, and creating outstanding products.
Forward-Looking Statements
Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and Syntax-Brillian intends that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements include, but are not limited to, statements regarding anticipated future growth of the company, the expected benefit of supply-chain financing, and expansion of the company’s manufacturing base. Syntax-Brillian cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include (a) changes in markets for the company’s products; (b) changes in the market for customers’ products; (c) the failure of the company’s products to deliver commercially acceptable performance; (d) the ability of the company’s management, individually or collectively, to guide the company in a successful manner; and (e) other risks as detailed in Syntax-Brillian’s Annual Report on Form 10-K/A for the fiscal year ended June 30, 2006 and subsequent filings with the Securities and Exchange Commission.
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